UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.  Unregistered Sales of Equity Securities

During the period commencing May 20, 2014 through July 31, 2014 the Company issued 309,120,125 common shares to reduce debt on convertible promissory notes and account payable balances in the amount of $77,382. The issued and outstanding common shares of the Company at the beginning of the period commencing May 19, 2014 was 23,182,295 and for the period ending July 31, 2014 the issued and outstanding common shares of the Company was 332,302,490.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities.

Item 8.01. Other Events

On June 13, 2014, the Company issued a 10% interest original issue discount convertible promissory note, with right re purchase under certain terms up to 180 days from the effective date to certain institutional or accredited investors in behalf of its direct investment to the Company. Terms for the purchase price included payment of two installments in the amount of $22,000 on the total face amount of $44,000. The convertible promissory note matures on December 13, 2014. The Company has the right to pre pay any time before December 13, 2014 with 7 days notice at 130% of face value and including interest thereon the principal amount.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2014

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer